UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2013

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01       Other Events.

On June 1, 2013, ARIAD Pharmaceuticals, Inc. (the “Company”) issued the first of three press releases announcing data presented at the 2013 American Society of Clinical Oncology (ASCO) Annual Meeting in Chicago. This press release detailed the evaluation of the cardiovascular risk profile of Philadelphia-positive (Ph+) leukemia patients treated with Iclusig® (ponatinib) in the pivotal PACE trial. Serious arterial thrombotic (AT) events can be a complication of BCR-ABL tyrosine kinase inhibitor (TKI) therapy in Ph+ leukemias.  In the single-arm, PACE trial, serious AT events, including cardiovascular, cerebrovascular and peripheral vascular events, occurred in 34 of 449 patients (8%).  This analysis showed that patients who experienced serious ATs while on study more commonly had a history of pre-existing cardiac disease and a higher prevalence of baseline cardiovascular risk factors prior to enrollment than in those patients who did not experience these events.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

On June 2, 2013, the Company issued a second press release on data presented at ASCO announcing long-term durability-of-response data from its Phase 1 trial of Iclusig® (ponatinib) in heavily pretreated patients with resistant or intolerant chronic myeloid leukemia or Ph+ acute lymphoblastic leukemia.  The study shows that among chronic-phase (CP) patients, the median durations of major and complete cytogenetic responses, along with major molecular response, have yet to be reached.  The median follow-up for CP patients still on study is now more than three years (36.5 months).  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

On June 2, 2013, the Company issued a third press release on data presented at ASCO announcing clinical results on its investigational TKI, AP26113, in patients with advanced non-small cell lung cancer (NSCLC) from an ongoing Phase 1/2 trial.  The study confirms compelling clinical evidence of the anti-tumor activity of AP26113 at multiple dose levels in patients with anaplastic lymphoma kinase positive NSCLC, including brain metastases, and initial clinical evidence of anti-tumor activity in patients with epidermal growth factor receptor mutant NSCLC.  The study identified a recommended Phase 2 dose of 180 mg administered orally once daily.  The Phase 2 portion of the trial is now open and enrolling patients at this dose in the first four expansion cohorts.  A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits

(d)   The following exhibits are filed with this report:

Exhibit Number	Description

99.1	Press Release dated June 1, 2013.

99.2	Press Release dated June 2, 2013.

99.3	Press Release dated June 2, 2013.

The press releases contain hypertext links to information on our website and/or other websites.  The information on our website and any other website is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

		By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President, Chief Financial Officer

Date:	June 4, 2013

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